EXHIBIT 99.1

                                  NEWS RELEASE


FOR IMMEDIATE RELEASE                           FOR FURTHER INFORMATION CONTACT:
SEPTEMBER 11, 2003                                   MICHAEL L. BOWLIN, CHAIRMAN
                                                                  (505) 266-5985
                                                RUDY R. MILLER, CHAIRMAN AND CEO
                                                                THE MILLER GROUP
                                              INVESTOR RELATIONS FOR THE COMPANY
                                                                  (602) 225-0504

                BOWLIN TRAVEL CENTERS REPORT FINANCIAL RESULTS -

                 FISCAL YEAR 2004 SECOND QUARTER AND SIX MONTHS


ALBUQUERQUE, NEW MEXICO, SEPTEMBER 11, 2003 -- BOWLIN TRAVEL CENTERS, INC. (OTC-BB: BWTL.OB) today reported financial results for the second quarter and six month period, fiscal year 2004. For the three month period ended July 31, 2003, the company reported net income of $338,000 or $0.07 per basic and diluted share compared to net income in the prior year of $373,000 or $0.08 per basic and diluted share. For the six month period, net income was $388,000 or $0.09 per basic and diluted share, a decline of 3.7% from the prior year six month period when net income was $403,000 or $0.09 per basic and diluted share.

"Our fundamental operating performance remained strong in the second quarter as the uncertainties related to the national economy continue. Results were also slightly affected by a major interstate construction project that reduced our core traffic flow," stated Michael L. Bowlin, chairman and chief executive officer. "We have a strong balance sheet position that serves as a solid basis for increasing shareholder value."


CERTAIN STATEMENTS CONTAINED HEREIN WITH RESPECT TO FACTORS WHICH MAY AFFECT FUTURE EARNINGS, INCLUDING MANAGEMENT'S BELIEFS AND ASSUMPTIONS BASED ON INFORMATION CURRENTLY AVAILABLE, ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS THAT ARE NOT HISTORICAL FACTS INVOLVE RISKS AND UNCERTAINTIES, AND RESULTS COULD VARY MATERIALLY FROM THE DESCRIPTIONS CONTAINED HEREIN. FOR MORE DETAILS ON RISK FACTORS, SEE THE COMPANY'S ANNUAL REPORTS ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                            FINANCIAL TABLES FOLLOWS:

      The following tables outline the company's financial results for the second quarter of fiscal 2004.

                Condensed Balance Sheets and Statements of Income

                                  BALANCE SHEET

(in thousands)                                        July 31,      January 31,
                                                        2003           2003
                                                    (Unaudited)
                                                    -----------     -----------

Cash and cash equivalents                           $     1,421     $     2,416

Other current assets                                      3,384           3,555
                                                    -----------     -----------

        Total Current Assets                              4,805           5,971

Property and equipment, net                               9,844           9,167

Other assets                                              2,078           1,245
                                                    -----------     -----------

        Total Assets                                $    16,727     $    16,383
                                                    ===========     ===========


Liability and Shareholders' Equity

Current liabilities                                 $     2,227     $     1,933

Long-term debt                                            3,060           3,400

Deferred income taxes                                       592             590
                                                    -----------     -----------

        Total Liabilities                                 5,879           5,923


Shareholders' equity                                     10,848          10,460
                                                    -----------     -----------


Total Liabilities and Shareholders' Equity          $    16,727     $    16,383
                                                    ===========     ===========


                                                                       more....

                         CONDENSED STATEMENTS OF INCOME
                                   (Unaudited)
                 (in thousands, except share and per share data)

                                                 THREE MONTHS ENDED             SIX MONTHS ENDED
                                                       JULY 31,                      JULY 31,
                                             --------------------------    --------------------------
                                                 2003           2002           2003           2002
                                             -----------    -----------    -----------    -----------

Net sales                                    $     6,234    $     6,725    $    11,379    $    11,918

Cost of goods sold                                (3,803)        (4,368)        (7,198)        (7,821)

General and administrative expenses               (1,740)        (1,628)        (3,245)        (3,122)

Depreciation and amortization                       (164)          (184)          (338)          (373)
                                             -----------    -----------    -----------    -----------
Income from operations                               527            545            598            602

Interest expense                                     (46)           (57)           (94)          (115)

Other non-operating income, net                       66             93            128            142
                                             -----------    -----------    -----------    -----------

Income before income taxes                           547            581            632            629

Income taxes                                        (209)          (208)          (244)          (226)
                                             -----------    -----------    -----------    -----------

Net income                                   $       338    $       373    $       388    $       403
                                             ===========    ===========    ===========    ===========

Earnings per share:
Basic and diluted                            $      0.07    $      0.08    $      0.09    $      0.09
                                             ===========    ===========    ===========    ===========

Weighted average common shares outstanding     4,583,348      4,583,348      4,583,348      4,583,348
                                             ===========    ===========    ===========    ===========



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